UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015
Kraft Foods Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-35491

Virginia	36-3083135
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753
(Address of principal executive offices, including zip code)

(847) 646-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2015, we filed a Current Report on Form 8-K reporting that James Kehoe will be joining Kraft as Executive Vice President and Chief Financial Officer. He joined Kraft on February 20, 2015 as Executive Vice President, Finance and will assume the role of Chief Financial Officer effective March 1, 2015. This filing amends the Form 8-K to disclose the terms of Mr. Kehoe’s offer letter dated February 17, 2015.

The Compensation Committee of our Board of Directors approved the terms of Mr. Kehoe’s compensation as follows: annual base salary of $700,000, annual incentive target opportunity of 90% of base salary and long-term incentive target opportunity of $1.7 million. In addition, Mr. Kehoe received stock sign-on incentives as follows: $1.5 million of restricted stock units, which vest 50% on February 20, 2018 and 50% on February 20, 2019; and $1.5 million of stock options vesting one-third each year from February 20, 2015. Under the terms of his offer letter, Mr. Kehoe also agreed to non-compete and non-solicitation restrictions for 12 months following any termination from employment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Group, Inc.

Date: February 23, 2015	By:	/s/ Kim K. W. Rucker
Kim K. W. Rucker
Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary